CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Petróleo Brasileiro S.A. – PETROBRAS (the “Company”) of our report dated February 13, 2003, with respect to the consolidated financial statements for the two years ended December 31, 2002 of the Company and subsidiaries, which appears in Amendment No. 1 to the 2003 Annual Report on Form 20-F filed with the Securities and Exchange Commission on July 26, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers

Auditores lndependentes

Rio de Janeiro, RJ - Brazil

August 27, 2004

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Petrobras International Finance Company (“PIFCO”) of our report dated February 13, 2003, with respect to the financial statements for the two years ended December 31, 2002 of PIFCO, which appears in Amendment No. 1 to the 2003 Annual Report on Form 20-F filed with the Securities and Exchange Commission on July 26, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PrirewaterhouseCoopers

Auditores Independentes

Rio de Janeiro, RJ - Brazil

August 27, 2004